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                                                                     EXHIBIT 3.6

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                               ALL AMERICAN, L.P.

     1. The name of the limited partnership is All American, L.P.

     2. The address of the registered office and the name and address of the registered agent for service of process is as follows:

                    Michael R. Patterson
                    500 Dallas, Suite 700
                    Houston, Texas 77002

     3. The address of the principal office in the United States where records of the limited partnership are to be kept or made available is as follows:

                    500 Dallas, Suite 700
                    Houston, Texas 77002

     4. The name, mailing address and the street address of the business of the sole general partner is as follows:

                    Plains All American Inc.
                    500 Dallas, Suite 700
                    Houston, Texas 77002

     5. The limited partnership is to be formed as of the time of the filing of this Certificate of Limited Partnership with the Secretary of State of Texas.

     6. This limited partnership is being organized pursuant to a plan of conversion. The name, address, prior form of organization, date of incorporation and the jurisdiction of incorporation of the converting entity are as follows:

           Name                Prior Form of      Date of      Jurisdiction of
        and Address            Organization    Incorporation    Incorporation
----------------------------   -------------   -------------   ---------------

    All American                Corporation       6/22/83          Texas
    Pipeline Company
    500 Dallas, Suite 700
    Houston, Texas 77002